UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

UMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-55030
(Commission File Number)

90-0893594
(IRS Employer Identification No.)

6628 Bryant Irvin Road, Suite 250
Fort Worth, Texas 76132
(Address of principal executive offices)

(817) 346-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Randy Moseley, the Company's Chairman of the Board, has resigned from the Board Directors of the Company, effective November 11, 2016.  Randy Moseley will also resign as Chief Financial Officer ("CFO") and Corporate Secretary of the Company, effective once the Company's Third Quarter Form 10-Q for the year 2016 has been filed.  The Company has not named a replacement CFO or Corporate Secretary at this time.

November 15, 2016

/s/ Ransom Jones
Ransom B. Jones
President and Interim Chief Executive Officer
UMED Holdings, Inc.